Exhibit 10.62
AMENDMENT NO. 1 TO THE
POWER INTEGRATIONS, INC.
1997 OUTSIDE DIRECTORS STOCK OPTION PLAN
          POWER INTEGRATIONS, INC. (the “Company”), having established the 1997 Outside Directors Stock Option Plan, as amended through June 6, 2000, (the “Plan”), amended the Plan on January 27, 2009, as follows:
     1. Section 6.1(b) of the Plan was amended and restated in its entirety to read as follows:
     ”(b) Annual Option. Each Outside Director (including any Director who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted an Option to purchase ten thousand (10,000) shares of Stock on each of his or her “Anniversary Dates”, provided such person remains an Outside Director on such Anniversary Date (an “Annual Option”) and provided that no Annual Option shall be granted from January 27, 2009 to December 31, 2009. The Anniversary Date for an Outside Director who was serving on the Board on the Effective Date shall be the date which is twelve (12) months after the Effective Date and successive anniversaries thereof. The Anniversary Date for an Outside Director who is elected or appointed to the Board after the Effective Date shall be the date which is twelve (12) months after such election or appointment and successive anniversaries thereof.”